200 Munsonhurst Road
Franklin, NJ  07416

SUSSEX BANCORP ANNOUNCES
FIRST QUARTER RESULTS FOR 2011

FRANKLIN, NEW JERSEY – April 27, 2011– Sussex Bancorp (the “Company”) (NasdaqGM: SBBX), the holding company for Sussex Bank (the “Bank”) today announced net income available to shareholders of $694 thousand, or $0.21 per basic and diluted share, for the quarter ended March 31, 2011, which amounted to a 7.9% increase in net income over the same period in 2010 and a 16.2% increase from the prior quarter.  The Company attributed the increase in net income to a 10.1% increase in net interest income as compared to the first quarter last year, which was largely due to a stronger net interest margin.

Mr. Anthony Labozzetta, Sussex Bancorp's President and Chief Executive Officer, commented “We are experiencing positive momentum in our two top priorities.  First, we continue to place a lot of effort on resolving our nonperforming and criticized assets and, while it is difficult to discern from our present ratios, we expect our workout efforts to have a positive impact in subsequent quarters.  Also, we are organically building our business through qualitative loan and deposit growth.  This has helped us enhance the composition of our balance sheet, which has been the foundation for increased revenues and an improved margin."

First Quarter 2011 Highlights

•	Total assets declined 1.1%; however, there were positive shifts in asset and liability composition.

o	Loans as a percent of total assets increased to 73.3% for March 31, 2011, compared to 71.4% for March 31, 2010.

o	Securities and cash equivalents as a percent of total assets decreased to 21.9% for March 31, 2011, compared to 23.4% for March 31, 2010.

o	Core deposits increased by $6.0 million, or 2.1%, driven by a 10.0% increase in non-interest bearing deposits, which was partly offset by a decline in time deposits of $1.8 million.

•	Net interest income (tax equivalent basis) increased $419 thousand to $4.5 million at March 31, 2011, compared to the first quarter of 2010.

•
Net interest margin (tax equivalent basis) was 4.13% for the first quarter of 2011, up from 3.84% one year earlier, due to a decline in funding costs in the first quarter of 2011 compared to the same period in 2010.

•	Provision for loan losses increased $102 thousand, or 13.8%, in the first quarter of 2011, as compared to the first quarter of 2010.

•
Non-interest income increased $69 thousand, or 5.9%, to $1.2 million in the first three months of 2011 over the prior year.  The increase was driven by increases in insurance commissions and fees and income on bank owned life insurance, offset by declines in income from investment brokerage fees and service fees on deposit accounts.

•
Non-interest expense increased $329 thousand to $3.9 million in the first quarter of 2011, compared to the same period in 2010.  The increase was largely attributed to a $166 thousand, or 9.0%, increase in salaries and employee benefits and a $116 thousand increase in write-downs on foreclosed real estate.

•	Segment Reporting

o
Our insurance subsidiary (Tri-state Insurance Agency, Inc.) reported its strongest quarter in almost three years. Net income before taxes for the first quarter of 2011 was $110 thousand, which was an increase of $95 thousand, or 633%, over the same period last year.

•	Credit quality:

o
Nonperforming assets increased $2.1 million, or 7.9%, and nonperforming assets as a percent of total assets were 6.07% and 5.57% at March 31, 2011 and December 31, 2010, respectively.  The increase was largely attributed to one loan.

o	The allowance for loan losses totaled $7.2 million at March 31, 2011, or 2.10% of total loans, as compared to $6.4 million, or 1.89% of total loans, at December 31, 2010.

•	Return on Average Assets increased to 0.59% for the first quarter of 2011 from 0.49% for the quarter ended December 31, 2010.

•
Capital Adequacy: At March 31, 2011, the leverage, Tier I risk-based capital and total risk based capital ratios for the Bank were 9.41%, 12.55% and 13.81%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

First Quarter 2011 Financial Results

Net Interest Income

Net interest income, on a fully taxable equivalent basis, increased $419 thousand, or 10.3%, to $4.5 million for the quarter ended March 31, 2011, as compared to $4.1 million for same period in 2010.  The increase in net interest income was largely due to the Company’s net interest margin improving 29 basis points to 4.13% for the first quarter of 2011, which was largely due to a 46 basis point decrease in the average rate paid on interest bearing liabilities. This improvement in net interest income was partially offset by a decline in the average rate earned on total earning assets, which decreased 12 basis points to 5.13% for the first quarter of 2011 from 5.25% for the same period in 2010. In addition, growth of $10.5 million in total average earning assets to $442.6 million for the quarter ended March 31, 2011 from $432.1 million for the quarter ended March 31, 2010.

Provision for Loan Losses

Provision for loan losses increased $102 thousand to $839 thousand for the quarter ended March 31, 2011, as compared to $737 thousand for the same period in 2010.   The increase in the provision for loan losses reflects the changes to non-performing asset levels as compared to the same period last year, which are discussed below in “Asset and Credit Quality”.

Non-interest Income

The Company reported an increase in non-interest income of $69 thousand, or 5.9%, to $1.2 million for the quarter ended March 31, 2011.  The increase in non-interest income was largely due to a $68 thousand, or 12.4%, increase in insurance commissions and fees and a $68 thousand, or 188.9%, increase in bank owned life insurance income in the first quarter of 2011, compared to the same period in 2010.  The aforementioned increases were partly offset by a $29 thousand decrease in investment brokerage fees and an $18 thousand decline in service fees on deposit accounts between the two first quarter periods.

Non-interest Expense

The Company’s non-interest expenses increased $329 thousand, or 9.3%, to $3.9 million for the quarter ended March 31, 2011.  The growth for the first quarter of 2011 versus the same period in 2010 was largely due to an increase of $166 thousand in salaries and employee benefits.  The increase was mostly attributed to higher benefit costs resulting from an increase in employer 401(k) expenses due to the reinstatement of the Company’s contribution in the first quarter of 2011, as compared to a forfeiture benefit in 2010 as well as the Company did not make any contributions in the first quarter of 2010.  Write-downs on foreclosed real estate also increased $116 thousand to $145 thousand, as compared $29 thousand in the first quarter of 2010.

Financial Condition Comparison for March 31, 2011 versus December 31, 2010

Balance Sheet

At March 31, 2011, the Company’s total assets were $468.9 million, a decrease of $5.1 million, or 1.1%, as compared to total assets of $474.0 million at December 31, 2010.  The decrease in assets was largely driven by the repayment of a $10.0 million short term advance, offset by growth in deposits of $4.3 million.  The Company’s total deposits increased 1.1% to $390.2 million at March 31, 2011 from $386.0 million at December 31, 2010.  The growth in core deposits (non-interest bearing deposits, NOW, savings and money market accounts) was $6.0 million, offset by a decline in time deposits of $1.8 million, at March 31, 2011, as compared to December 31, 2010.  Non-interest bearing deposits increased $3.5 million, or 10.0%, at March 31, 2011 to $38.9 million from $35.4 million at December 31, 2010.

Total loans receivable, net of unearned income, increased $5.3 million, or 1.6%, to $343.5 million at March 31, 2011 from $338.2 million at year-end 2010.  The growth in deposits was used to fund this loan growth.  The Company’s security portfolio, which includes securities available for sale, securities held to maturity and Federal Home Loan Bank stock, decreased $9.1 million, or 9.8%, to $83.5 million at March 31, 2011, as compared to $92.6 million at December 31, 2010.

Capital

At March 31, 2011, the Company’s total stockholders’ equity was $37.5 million, an increase of $845 thousand, or 2.3%, as compared $36.7 million at December 31, 2010.

Asset and Credit Quality
Non-performing assets, which include non-accrual loans, renegotiated loans and foreclosed real estate, increased by $2.1 million, or 7.9%, to $28.5 million at March 31, 2011, as compared to $26.4 million at December 31, 2010, as non-accrual loans increased $2.4 million to $25.1 million and foreclosed real estate decreased $317 thousand from year-end 2010.  The increase was largely due to one loan for $1.3 million, which the Company had identified as a potential problem loan at December 31, 2010.  The ratio of non-performing assets to total assets for March 31, 2011 and December 31, 2010 were 6.07% and 5.57%, respectively. The allowance for loan losses was $7.2 million, or 2.10% of total loans, at March 31, 2011, as compared to $6.4 million, or 1.89% of total loans, at December 31, 2010.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.  For additional information, please visit the company's Web site at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words.  Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the  Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				Q/E 3/31/11 VS.
	3/31/2011	3/31/2010	12/31/2010	Q/E 3/31/10	Q/E 12/31/10
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$83,503	$78,379	$92,615	6.5%	(9.8)%
Total loans	343,474	329,782	338,234	4.2%	1.5%
Allowance for loan losses	(7,226)	(6,225)	(6,397)	16.1%	13.0%
Total assets	468,892	471,761	474,024	(0.6)%	(1.1)%
Total deposits	390,231	388,071	385,967	0.6%	1.1%
Total borrowings and junior subordinated debt	38,887	45,962	48,887	(15.4)%	(20.5)%
Total shareholders' equity	37,511	35,320	36,666	6.2%	2.3%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,507	$4,088	$4,511	10.2%	(0.1)%
Provision for loan losses	839	737	916	13.8%	(8.4)%
Total other income	1,245	1,181	1,111	5.5%	12.1%
Total other expenses	3,860	3,536	3,810	9.2%	1.3%
Provision (benefit) for income taxes	209	222	154	(5.7)%	35.7%
Taxable equivalent adjustment (a)	150	131	145	14.8%	3.9%
Net income	$694	$643	$597	7.9%	16.2%

Net income per common share - Basic	$0.21	$0.20	$0.18	5.0%	16.7%
Net income per common share - Diluted	$0.21	$0.20	$0.18	5.0%	16.7%

Return on average assets	0.59%	0.55%	0.49%	6.0%	19.1%
Return on average equity	7.52%	7.36%	6.44%	2.1%	16.6%
Efficiency ratio (b)	68.91%	68.82%	69.56%	0.1%	(0.9)%
Net interest margin (tax equivalent)	4.13%	3.84%	3.95%	7.6%	4.5%

SHARE INFORMATION:
Book value per common share	$11.16	$10.65	$10.94	4.7%	2.0%
Outstanding shares- period ending	3,362	3,318	3,352	1.3%	0.3%
Average diluted shares outstanding (Year to date)	3,318	3,290	3,300	0.9%	0.5%

CAPITAL RATIOS:
Total equity to total assets	8.00%	7.50%	7.74%	6.6%	3.4%
Leverage ratio (c)	9.41%	9.03%	9.04%	4.2%	4.1%
Tier 1 risk-based capital ratio (c)	12.55%	12.13%	12.37%	3.5%	1.5%
Total risk-based capital ratio (c)	13.81%	13.38%	13.63%	3.2%	1.3%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$25,086	$22,062	$22,682	13.7%	10.6%
Renegotiated loans (d)	1,316	20	1,318	6,480.0%	(0.2)%
Foreclosed real estate	2,080	4,329	2,397	(52.0)%	(13.2)%
Non-performing assets	$28,482	$26,391	$26,397	7.9%	7.9%

Loans 90 days past due and still accruing	$136	$419	$49	(67.5)%	177.6%
Charge-offs, net (quarterly)	$10	$8	$616	25.0%	(98.4)%
Charge-offs, net as a % of average loans (annualized)	0.01%	0.01%	0.74%	21.0%	(98.4)%
Non-accrual loans to total loans	7.30%	6.69%	6.71%	9.17%	8.91%
Non-performing assets to total assets	6.07%	5.59%	5.57%	8.6%	9.1%
Allowance for loan losses as a % of non-performing loans	27.37%	27.63%	26.65%	(0.94)%	2.68%
Allowance for loan losses to total loans	2.10%	1.85%	1.89%	13.8%	11.2%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c) Sussex Bank capital ratios
(d) Renegotiated loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	March 31, 2011	December 31, 2010

Cash and due from banks	$6,401	$4,672
Interest-bearing deposits with other banks	9,120	10,077
Federal funds sold	3,000	3,000
Cash and cash equivalents	18,521	17,749

Interest bearing time deposits with other banks	600	600
Securities available for sale, at fair value	80,385	89,380
Securities held to maturity	1,333	1,000
Federal Home Loan Bank Stock, at cost	1,785	2,235

Loans receivable, net of unearned income	343,474	338,234
Less: allowance for loan losses	7,226	6,397
Net loans receivable	336,248	331,837

Foreclosed real estate	2,080	2,397
Premises and equipment, net	6,629	6,749
Accrued interest receivable	1,836	1,916
Goodwill	2,820	2,820
Bank owned life insurance	10,277	10,173
Other assets	6,378	7,168

Total Assets	$468,892	$474,024

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$38,893	$35,362
Interest bearing	351,338	350,605
Total Deposits	390,231	385,967

Borrowings	26,000	36,000
Accrued interest payable and other liabilities	2,263	2,504
Junior subordinated debentures	12,887	12,887

Total Liabilities	431,381	437,358

Total Stockholders' Equity	37,511	36,666

Total Liabilities and Stockholders' Equity	$468,892	$474,024

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
INTEREST INCOME
Loans receivable, including fees	$4,784	$4,680
Securities:
Taxable	365	514
Tax-exempt	292	263
Federal funds sold	1	7
Interest bearing deposits	3	2
Total Interest Income	5,445	5,466

INTEREST EXPENSE
Deposits	769	1,104
Borrowings	265	352
Junior subordinated debentures	54	53
Total Interest Expense	1,088	1,509

Net Interest Income	4,357	3,957
PROVISION FOR LOAN LOSSES	839	737
Net Interest Income after Provision for Loan Losses	3,518	3,220

OTHER INCOME
Service fees on deposit accounts	316	334
ATM and debit card fees	122	115
Bank owned life insurance	104	36
Insurance commissions and fees	615	547
Investment brokerage fees	31	60
Realized holding gains on trading securities	-	11
Gain (loss) on sale of foreclosed real estate	(11)	4
Other	68	69
Total Other Income	1,245	1,176

OTHER EXPENSES
Salaries and employee benefits	2,007	1,841
Occupancy, net	381	344
Furniture, equipment and data processing	300	299
Advertising and promotion	43	51
Professional fees	127	133
Director Fees	67	58
FDIC assessment	256	224
Insurance	56	56
Stationary and supplies	43	44
Loan collection costs	115	77
Write-down on foreclosed real estate	145	29
Expenses related to foreclosed real estate	24	28
Amortization of intangible assets	3	4
Other	293	343
Total Other Expenses	3,860	3,531

Income before Income Taxes	903	865
PROVISION FOR INCOME TAXES	209	222
Net Income	$694	$643

EARNINGS PER SHARE
Basic	$0.21	$0.20
Diluted	$0.21	$0.20

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2011			2010
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$30,023	$441	5.96%	$26,817	$394	5.96%
Taxable	59,427	366	2.49%	48,949	514	4.26%
Total securities	89,450	807	3.66%	75,766	908	4.86%
Total loans receivable (4)	341,682	4,784	5.68%	330,709	4,680	5.74%
Other interest-earning assets	11,485	4	0.15%	25,656	9	0.14%
Total earning assets	442,617	$5,595	5.13%	432,131	$5,597	5.25%

Non-interest earning assets	36,429			37,836
Allowance for loan losses	(6,813)			(5,806)
Total Assets	$472,233			$464,161

Sources of Funds:
Interest bearing deposits:
NOW	$80,689	$114	0.57%	$61,623	$143	0.94%
Money market	13,410	19	0.56%	12,435	24	0.78%
Savings	170,601	297	0.71%	167,545	494	1.20%
Time	90,024	339	1.53%	103,096	443	1.74%
Total interest bearing deposits	354,724	769	0.88%	344,699	1,104	1.30%
Borrowed funds	28,604	265	3.70%	33,081	352	4.25%
Junior subordinated debentures	12,887	54	1.69%	12,887	53	1.64%
Total interest bearing liabilities	396,215	$1,088	1.11%	390,667	$1,509	1.57%

Non-interest bearing liabilities:
Demand deposits	36,810			36,840
Other liabilities	2,293			1,706
Total non-interest bearing liabilities	39,103			38,546
Stockholders' equity	36,915			34,948
Total Liabilities and Stockholders' Equity	$472,233			$464,161

Net Interest Income and Margin (5)		$4,507	4.13%		$4,088	3.84%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

Contacts: Anthony Labozzetta, President/CEO
  Steven Fusco, SVP/CFO
  973-827-2914